Exhibit 10.1

FIRST AMENDMENT

TO

EMPLOYMENT AND NONCOMPETITION AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AND NONCOMPETITION AGREEMENT (this “Amendment”), made this 6th day of January, 2006, is entered into by and among Lifeline Systems, Inc., a Massachusetts corporation (“Lifeline”), and Ronald Feinstein (the “Employee”) and amends that certain Employment and Noncompetition Agreement, effective as of May 1, 2003 (the “Original Agreement”), by and among Lifeline and the Employee. Capitalized terms used herein without definition shall have the meaning for such terms set forth in the Original Agreement.

WHEREAS, on December 7, 2005 the Compensation Committee of the Board of Directors of Lifeline approved certain amendments to the Original Agreement; and

WHEREAS, Lifeline and the Employee wish to amend the Original Agreement in accordance with the amendments approved by the Compensation Committee.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lifeline and the Employee hereby agree as follows:

1. The first sentence of Section 1.1 of the Original Agreement is hereby amended by changing the date “May 1, 2008” to “May 1, 2011,” such date representing the ending date of the initial Employment Period.

2. In connection with Section 1 of this Amendment, the second sentence of Section 1.1 of the Original Agreement is hereby amended by changing the phrase “five-year term” to “eight-year term.”

3. Effective March 1, 2006, Section 2.1 of the Original Agreement is hereby amended by changing the amount “$340,000” to “$410,000,” such amount representing the minimum annualized base salary of the Employee.

4. As additional compensation for the Employee’s employment under the Original Agreement, as amended by this Amendment, Lifeline granted to the Employee as of December 7, 2005 sixty thousand (60,000) shares of Lifeline Common Stock. Such award was granted pursuant to the Incentive Plan and the Restricted Stock Agreement in the form attached as Exhibit A to this Amendment.

5. Except as expressly provided in this Amendment, all of the terms and provisions of the Original Agreement shall remain in full force and effect and all references to the Original Agreement shall hereinafter be deemed to be references to the Original Agreement, as amended by this Amendment.

6. This Amendment may be executed in counterparts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LIFELINE SYSTEMS, INC.

By:	/s/ L. DENNIS SHAPIRO
Name:	L. Dennis Shapiro
Title:	Chairman

/s/ RONALD FEINSTEIN
Ronald Feinstein

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